EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to Registration Statement No. 33-572 of our report dated October 15, 2007 relating to the financial statements and financial highlights of Eaton Vance Municipals Trust (the “Trust”), including Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance Louisiana Municipals Fund, Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers-Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts November 29, 2007